QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on January 9, 2004.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
Registration Statement Under the Securities Act of 1933

K-SEA TRANSPORTATION PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4400 (Primary Standard Industrial Classification Code Number)	20-0194477 (I.R.S. Employer Identification Number)

3245 Richmond Terrace
Staten Island, New York 10303
(718) 720-9306
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
 Timothy J. Casey
President and Chief Executive Officer
K-Sea General Partner GP LLC
3245 Richmond Terrace
Staten Island, New York 10303
(718) 720-9306
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

JOSHUA DAVIDSON SEAN T. WHEELER Baker Botts L.L.P. 910 Louisiana One Shell Plaza Houston, Texas 77002-4995 (713) 229-1234	ROBERT V. JEWELL DAVID C. BUCK Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-107084

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)

Common units representing limited partner interests	$3,290,000	$266.17

(1)
Includes common units issuable upon exercise of the underwriters' over-allotment option.
(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(3)
The Registrant previously paid registration fees of $7,652.13 under a Registration Statement on Form S-1 (Registration No. 333-107084) with respect to common units having a proposed maximum aggregate offering price of $94,587,500.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Registration Statement relates to the Registrant's Registration Statement on Form S-1 (Registration No. 333-107084) (as amended, the "Prior Registration Statement") and is being filed pursuant to pursuant to General Instruction V. of Form S-1 and Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement.

PART II

ITEM 16. Exhibits and Financial Statement Schedules

        All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

        (a) The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
Exhibit 5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered
Exhibit 23.1	Consent of PricewaterhouseCoopers LLP
Exhibit 23.2	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 8, 2004.

K-SEA TRANSPORTATION PARTNERS, L.P.
By:	K-SEA GENERAL PARTNER L.P.
	BY:	K-SEA GENERAL PARTNER GP LLC
		BY:	/s/ TIMOTHY J. CASEY Timothy J. Casey President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY J. CASEY Timothy J. Casey	President, Chief Executive Officer and Director (Principal Executive Officer)	January 8, 2004
* John J. Nicola	Chief Financial Officer (Principal Financial and Accounting Officer)	January 8, 2004
* James J. Dowling	Chairman and Director	January 8, 2004
* Brian P. Friedman	Director	January 8, 2004
*By:	/s/ TIMOTHY J. CASEY Attorney-in-Fact

QuickLinks

EXPLANATORY NOTE
PART II
SIGNATURES